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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 3, 1999, relating to the financial statements and the financial statement schedule, which appear in the FaxSav Incorporated Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


April 26, 1999
Florham Park, New Jersey